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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 22, 1999



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                 0-21229                36-3640402
   (State or other juris-         (Commission file        (IRS employer
  diction of incorporation)        number)                identification number)



                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (847) 367-5910




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ITEM 5.       Other Events

         On October 22, 1999, Stericycle, Inc. (the "Company") and Allied Waste Industries, Inc. ("Allied") entered into first amendments of the stock purchase agreement and asset purchase agreement pursuant to which the Company is acquiring the medical waste business of Browning-Ferris Industries, Inc. ("BFI") from Allied. Allied acquired BFI in a merger completed in July 1999. The two amendments reduced the aggregate purchase price from $440 million in cash to $410.5 million in cash, and also eliminated provisions dealing with adjustments to the purchase price based on audited financial statements and acquisitions and dispositions pending closing.

         Copies of the first amendments to the stock purchase agreement and asset purchase agreement are filed as exhibits to this Report.

ITEM 7.       Financial Statements and Exhibits

         (c)  Exhibits

              The following exhibits are filed with this Report:

EXHIBIT NO.                  DESCRIPTION

2.1 First Amendment to Stock Purchase Agreement, dated as of October 22, between Allied Waste Industries, Inc. and Stericycle, Inc.

2.2 First Amendment to Asset Purchase Agreement, dated as of October 22, 1999, between Allied Waste Industries, Inc. and Stericycle, Inc.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:   October 25, 1999.


                                   STERICYCLE, INC.



                                   By   /s/ Mark C. Miller
                                        ----------------------------------------
                                        Mark C. Miller
                                        President and Chief Executive Officer





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                                  EXHIBIT INDEX
--------------------------------------------------------------------------------
   EXHIBIT   DESCRIPTION                                            SEQUENTIALLY
                                                                      NUMBERED
                                                                        PAGE
--------------------------------------------------------------------------------
    2.1      First Amendment to Stock Purchase Agreement, dated as
             of October 22, between Allied Waste Industries, Inc.
             and Stericycle, Inc.
--------------------------------------------------------------------------------
    2.2      First Amendment to Asset Purchase Agreement, dated as
             of October 22, 1999, between Allied Waste Industries, Inc. and
             Stericycle, Inc.
--------------------------------------------------------------------------------






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